UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 4, 2017
Mettler-Toledo International Inc.
(Exact name of registrant as specified in its charter)

Delaware	File No. 001-13595	13-3668641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Polaris Parkway Columbus, OH 43240 and Im Langacher, P.O. Box MT-100 CH-8606 Greifensee, Switzerland
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: 1-614-438-4511 and +41-44-944-22-11

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Mettler-Toledo International Inc. (the “Company”) was held on May 4, 2017. As of the record date of March 6, 2017 there were 25,905,588 shares of common stock entitled to vote at the meeting. The holders of 23,591,100 shares were represented in person or in proxy at the meeting, constituting a quorum. The matters submitted for a vote at the meeting and the related results were as follows:

Proposal 1 - The election of nine directors for one-year terms

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Robert F. Spoerry	21,941,779	576,051	22,401	1,050,869
Wah-Hui Chu	22,370,750	158,798	10,683	1,050,869
Francis A. Contino	22,198,844	329,962	11,425	1,050,869
Olivier A. Filliol	22,315,633	202,356	22,242	1,050,869
Richard Francis	22,397,451	129,156	13,624	1,050,869
Constance L. Harvey	22,383,230	145,146	11,855	1,050,869
Michael A. Kelly	22,370,023	147,274	22,934	1,050,869
Hans Ulrich Maerki	21,915,004	597,823	27,404	1,050,869
Thomas P. Salice	21,989,848	528,026	22,357	1,050,869

Proposal 2 - The ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm

Votes For	Votes Against	Abstentions	Broker Non-Votes
23,310,998	269,461	10,641	0

Proposal 3 - Advisory vote to approve executive compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,378,800	1,123,868	37,563	1,050,869

Proposal 4 - Advisory vote on the frequency of advisory votes to approve executive compensation

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
21,047,408	14,470	1,465,415	12,784	1,051,023

In accordance with the results of the advisory vote on the frequency of shareholder votes on executive compensation, the Board of Directors of the Company has adopted a policy to hold an annual advisory vote on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METTLER-TOLEDO INTERNATIONAL INC.
Dated:	May 8, 2017	By:	/s/ James T. Bellerjeau
James T. Bellerjeau

General Counsel

3